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P                                   EXHIBIT 99.1
R
O                              MIDLANDS NATIONAL BANK
X            This Proxy is Solicited on Behalf of the Board of Directors
Y
                            Special Meeting, May 23, 1995

The undersigned stockholder of Midlands National Bank, hereby revoking all previous proxies, hereby appoints _________ and _________ and either of them, the attorney or attorneys and proxy or proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Stockholders of Midlands National Bank to be held March 23, 1995, at 10:30 a.m. at 305 North Main Street, Prosperity, South Carolina 29127 and at any adjournments thereof, and to vote all shares of stock of Midlands National Bank that the undersigned shall be entitled to vote at such meeting. Said proxies are instructed to vote on the matters set forth in the proxy statement/prospectus as specified below.

1. To approve the Reorganization Agreement dated November 14, 1994, providing for the merger of Midlands National Bank with and into Carolina First Bank, a wholly-owned subsidiary of Carolina First Corporation, and, in connection therewith, the conversion of each share of common stock of Midlands National Bank into the right to receive 1.65 shares of common stock of Carolina First Corporation.

       FOR      [ ]                   AGAINST    [ ]           ABSTAIN  [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AS SPECIFIED ABOVE.

Please sign exactly as name appears on stock certificate. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held jointly, signature should
appear for both names.  If more than one trustee, all should sign.   If stock
is held by a corporation, please sign in full corporate name by authorized officer and give title of office. This Proxy may be revoked any time prior to its exercise.


Dated:  ______________________, 1995
                                          Print Name (and title if appropriate)


                                          Signature


                                          Print Name (and title if appropriate)


                                          Signature

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.